INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Mark Plungy - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES RECORD THIRD QUARTER RESULTS

San Jose, Calif., October 19, 2010 — Altera Corporation (NASDAQ: ALTR) today announced third quarter sales of $527.5 million, up 12 percent from the second quarter of 2010 and up 84 percent from the third quarter of 2009. New product sales increased 24 percent sequentially. Third quarter net income was $217.5 million, $0.69 per diluted share, compared with net income of $180.6 million, $0.58 per diluted share, in the second quarter of 2010 and $56.7 million, $0.19 per diluted share, in the third quarter of 2009.

Year-to-date cash flow from operating activities was $646.5 million. Altera ended the quarter with $2.4 billion in cash and short-term investments.

Altera's board of directors has declared a quarterly cash dividend of $0.06 per share payable on December 1, 2010 to stockholders of record on November 10, 2010.

"The combination of a step up in telecom and wireless demand and stellar new product growth created another quarter of double-digit sales gains for Altera. The 53 percent sequential growth we saw in our 40-nm FPGAs demonstrates the attractiveness of Altera's FPGAs in today's marketplace," said John Daane, president, chief executive officer, and chairman of the board. "We are in the final stages of development for our initial 28-nm FPGAs and believe that the unique architectural features and performance we offer will extend our current 40-nm technology leadership to this next process node."

Several recent accomplishments mark the company's continuing progress:

•
Altera has reached a significant milestone in the development of its next-generation 28-nm FPGA by becoming the first company to successfully demonstrate 25-Gbps transceiver performance in programmable logic. Altera achieved this milestone in its 28-nm Stratix® V transceiver test chip, a prototyping platform that Altera developed, leveraging its close relationship with foundry partner TSMC. Reaching the 25-Gbps milestone more than doubles the transceiver performance in currently available FPGA solutions, and rivals or exceeds the abilities of competing ASSP offerings. Today, Altera is the only company shipping production FPGAs with transceivers operating at 11.3 Gbps. Being the first vendor to reach the 25-Gbps milestone further extends Altera's leadership in transceiver technology.

•
Altera has launched its Embedded Initiative which offers a new system-level integration tool that provides a single FPGA design flow supporting a range of embedded processor offerings based on ARM®, Intel®, and MIPS® architectures, as well as Altera's Nios® II processor. This initiative will expand Altera's current embedded partner programs by embracing the broad ecosystems from ARM, Intel, and MIPS, as well as the FPGA world. Intel previously announced a new configurable Atom®-based processor that pairs an Altera® FPGA with an Intel E600 series Atom processor in a multi-chip single package solution. In addition, Altera has unveiled an agreement with ARM to license a range of technologies, including the Cortex™-A9 microprocessor. In early 2011 Altera will broaden its soft-processor cores to include the MIPS Technologies MIPS32® processor which will complement Altera's current Nios II soft-core processor. The combination of FPGAs and processors has the potential to create new levels of customization in embedded system design, and Altera's single design flow reduces overall system design cost, achieves fast time to market, and increases design flexibility.

Business Outlook for the Fourth Quarter 2010

Sequential Sales Growth	Up 3% to 6%
Gross Margin	70% to 71%
Research and Development	$65 to 66 million
SG&A	$61 to 62 million
Tax Rate	11% to 13%

Third Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Fourth Quarter Update, 2011 Guidance and Conference Call

Altera's fourth quarter business update will be issued in a press release available after the market close on November 29, 2010. In addition, the press release will contain Altera's 2011 guidance. Further, the company will schedule a conference call at 1:45 p.m. Pacific Time on November 29, 2010 to discuss Altera's 2011 guidance and fourth quarter update. The web cast and replay will be publicly available and accessible through the Investor Relations section of the company's web site at www.altera.com.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, the potential for continued technology leadership at 28 nm, and the timing of the availability of the MIPS32 processor. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Arria® II, Cyclone® III, Stratix® III, Stratix IV FPGAs, MAX® II CPLDs and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

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ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, NIOS, QUARTUS, STRATIX and all other words that are identified as trademarks are, unless noted otherwise, Reg. U.S. Pat. & Tm. Off. and/or trademarks of Altera Corporation in the U.S. and other countries. ARM, CORTEX are the trademarks of ARM Limited in the EU and other countries. Intel and Atom are trademarks of Intel in the U.S. and other countries. MIPS and MIPS32 are the trademarks of MIPS Technologies in the U.S. and other countries. All other product or service names are the property of their respective holders.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	October 1, 2010	July 2, 2010	September 25, 2009	October 1, 2010	September 25, 2009

Net sales	$527,453	$469,300	$286,612	$1,399,048	$830,415
Cost of sales	157,899	132,811	93,686	405,646	281,303
Gross margin	369,554	336,489	192,926	993,402	549,112
Operating expense
Research and development expense	67,896	65,625	70,097	197,861	193,268
Selling, general, and administrative expense	63,473	64,767	56,332	190,421	170,670
Total operating expense	131,369	130,392	126,429	388,282	363,938
Operating margin (1)	238,185	206,097	66,497	605,120	185,174
Compensation expense/(benefit) — deferred compensation plan	4,699	(3,642)	5,538	3,285	9,147
(Gain)/loss on deferred compensation plan securities	(4,699)	3,642	(5,538)	(3,285)	(9,147)
Interest income and other	(1,092)	(710)	(740)	(2,394)	(5,835)
Interest expense	1,098	1,103	1,225	3,492	3,884
Income before income taxes	238,179	205,704	66,012	604,022	187,125
Income tax expense	20,688	25,097	9,308	52,751	39,037
Net income	$217,491	$180,607	$56,704	$551,271	$148,088

Net income per share:
Basic	$0.70	$0.59	$0.19	$1.81	$0.50
Diluted	$0.69	$0.58	$0.19	$1.78	$0.50

Shares used in computing per share amounts:
Basic	309,766	304,531	294,758	304,267	293,935
Diluted	317,069	310,757	297,545	310,367	295,961

Cash dividends per common share	$0.06	$0.05	$0.05	$0.16	$0.15

Tax rate	8.7%	12.2%	14.1%	8.7%	20.9%
% of Net sales:
Gross margin	70.1%	71.7%	67.3%	71.0%	66.1%
Research and development	12.9%	14.0%	24.5%	14.1%	23.3%
Selling, general, and administrative	12.0%	13.8%	19.7%	13.6%	20.6%
Operating margin(1)	45.2%	43.9%	23.2%	43.3%	22.3%
Net income	41.2%	38.5%	19.8%	39.4%	17.8%
Notes:
(1)We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	October 1, 2010	July 2, 2010	September 25, 2009	October 1, 2010	September 25, 2009
Operating margin (non-GAAP)	$238,185	$206,097	$66,497	$605,120	$185,174
Compensation expense/(benefit) - deferred compensation plan	4,699	(3,642)	5,538	3,285	9,147
Income from operations (GAAP)	$233,486	$209,739	$60,959	$601,835	$176,027

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	October 1, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$2,414,416	$1,546,672
Accounts receivable, net	346,812	218,144
Inventories	108,153	69,705
Deferred income taxes — current	73,624	79,164
Deferred compensation plan — marketable securities	49,321	50,905
Deferred compensation plan — restricted cash equivalents	20,975	18,986
Other current assets	115,579	58,194
Total current assets	3,128,880	2,041,770
Property and equipment, net	163,151	174,516
Deferred income taxes — non-current	38,498	59,249
Other assets, net	20,921	17,696
Total assets	$3,351,450	$2,293,231

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$138,315	$50,520
Accrued liabilities	23,717	32,256
Accrued compensation and related liabilities	85,972	49,862
Deferred compensation plan obligations	70,296	69,891
Deferred income and allowances on sales to distributors	385,550	281,885
Income taxes payable	1,009	5,547
Total current liabilities	704,859	489,961
Income taxes payable — non-current	215,079	210,967
Long-term credit facility	500,000	500,000
Other non-current liabilities	7,254	6,967
Total liabilities	1,427,192	1,207,895
Commitments and contingencies
(See “Note 10 — Commitments and Contingencies”)
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 312,445 at October 1, 2010 and 296,817 shares at December 31, 2009	312	297
Capital in excess of par value	722,017	372,098
Retained earnings	1,201,929	712,941
Total stockholders' equity	1,924,258	1,085,336
Total liabilities and stockholders' equity	$3,351,450	$2,293,231

Key Ratios & Information
Current Ratio	4:1	4:1
Liabilities/Equity	1:1	1:1
Quarterly Operating Cash Flows	$267,953	$176,352
TTM Return on Equity	48%	27%
Quarterly Depreciation Expense	$6,489	$6,839
Quarterly Capital Expenditures	$1,975	$1,824
Inventory MSOH (1): Altera	2.1	1.8
Inventory MSOH (1): Distribution	0.8	0.7
Cash Conversion Cycle	68	77
Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	October 1, 2010	September 25, 2009

Cash Flows from Operating Activities:
Net income	$551,271	$148,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,276	22,139
Stock-based compensation	44,898	47,840
Deferred income tax (benefit)/expense	(16,493)	1,441
Tax effect of employee stock plans	14,602	(2,642)
Excess tax benefit from employee stock plans	(12,879)	(510)
Gain on substantive termination of retiree medical plan	—	(6,488)
Changes in assets and liabilities:
Accounts receivable, net	(128,668)	(172,779)
Inventories	(38,448)	18,811
Other assets	(43,946)	29,164
Accounts payable and other liabilities	112,788	(9,078)
Deferred income and allowances on sales to distributors	103,665	87,458
Income taxes payable	42,358	31,246
Deferred compensation plan obligations	(2,880)	1,664
Net cash provided by operating activities	646,544	196,354
Cash Flows from Investing Activities:
Purchases of property and equipment	(6,325)	(9,236)
Sales (purchases) of deferred compensation plan securities, net	2,880	(1,664)
Purchases of intangible assets	(1,500)	(690)
Net cash used in investing activities	(4,945)	(11,590)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	284,776	19,049
Shares withheld for employee taxes	(19,880)	(10,632)
Payment of dividends to stockholders	(48,764)	(44,120)
Excess tax benefit from stock-based compensation	12,879	510
Principal payments on capital lease obligations	(2,866)	(2,375)
Net cash provided by (used in) financing activities	226,145	(37,568)
Net increase in cash and cash equivalents	867,744	147,196
Cash and cash equivalents at beginning of period	1,546,672	1,216,743
Cash and cash equivalents at end of period	$2,414,416	$1,363,939

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	October 1, 2010	July 2, 2010	September 25, 2009	Sequential Change	Year- Over-Year Change
Geography
Americas	20%	20%	23%	16%	64%
Asia Pacific	44%	41%	38%	19%	115%
EMEA	21%	24%	21%	1%	82%
Japan	15%	15%	18%	9%	47%
Net Sales	100%	100%	100%	12%	84%

Product Category
New	44%	40%	26%	24%	211%
Mainstream	29%	29%	34%	9%	57%
Mature and Other	27%	31%	40%	—	25%
Net Sales	100%	100%	100%	12%	84%

Vertical Market
Telecom & Wireless	45%	42%	40%	21%	107%
Industrial Automation, Military & Auto	22%	23%	23%	5%	69%
Networking, Computer & Storage	13%	13%	16%	14%	55%
Other	20%	22%	21%	3%	80%
Net Sales	100%	100%	100%	12%	84%

FPGAs and CPLDs
FPGA	82%	82%	77%	13%	96%
CPLD	11%	12%	15%	6%	36%
Other Products	7%	6%	8%	12%	56%
Net Sales	100%	100%	100%	12%	84%

Product Category Description

•	New Products include the Stratix® III, Stratix IV (including E, GX and GT), Arria® II GX, Cyclone® III, Cyclone IV (including E and GX), MAX® II, HardCopy® III, and HardCopy IV devices.

•	Mainstream Products include the Stratix II (and GX), Arria GX, Cyclone II, and HardCopy II devices.

•
Mature and Other Products include the Stratix (and GX), Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy, FLEX® series, APEX™ series, Mercury™, and Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.